EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Pure Biofuels Corp., a Nevada corporation (the “Corporation”), hereby constitute and appoint Steven Magami, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as officers and as directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.001, of the Corporation and other securities pursuant to the Pure Biofuels Corp. Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Luis Goyzueta	Chief Executive Officer and Director	July 11, 2007
Luis Goyzueta	(Principal Executive Officer)

/s/ Gustavo Goyzueta	Chief Financial Officer	July 11, 2007
Gustavo Goyzueta	(Principal Financial and Accounting Officer)

/s/ Steven Magami	President and Director	July 9, 2007
Steven Magami

/s/ Adam Roseman	Director	July 6, 2007
Adam Roseman

/s/ Alberto Pinto	Director	July 11, 2007
Alberto Pinto